Exhibit 16

March 3, 2005

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Trustreet Properties, Inc. Form 8-K dated March 3, 2005, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP

Dallas, Texas